EXHIBIT 99.1

S&W Announces Third Quarter Fiscal 2018 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - May 9, 2018 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal year 2018 ended March 31, 2018.

Mark Wong, president and chief executive officer of S&W Seed Company, commented, "Progress was made during the third quarter on certain key initiatives of our go forward strategy to transition S&W into a more diversified middle market agricultural company. Specifically, we intensified our efforts in our stevia program through expanded collaborations, both on the commercialization and development front. We believe there is increasing interest in the marketplace for minimally processed stevia-based sweeteners from producers with U.S.-based production capabilities. We also believe our current stevia varieties, as well as varieties we are developing in collaboration with our partners, are ideally positioned to capitalize on these trends. Additionally, the appointment to our board of directors of Alan Willits has enabled us to enhance our stevia commercialization knowledge. Mr. Willits is a 38-year executive with Cargill, is the chairman of Cargill Asia Pacific and leads Cargill's Agricultural Supply Chain business in the Asia Pacific region, the region in which stevia is currently most prevalently grown. We look forward to continued progress on this key value enhancing component of our business in the quarters to come."

"I am pleased with the execution during the third quarter within our domestic alfalfa operations. Revenues during the third quarter increased by 9.2% over the third quarter of the prior year, driven primarily by timing of shipments under our distribution agreement with DuPont Pioneer, while gross profit margins improved by 140 basis points to 29.0%. We plan to stay focused on maintaining strong pricing, coupled with reductions of production costs of proprietary seed, where possible. As we have reported during the last year, the Saudi Arabian market conditions continue to be difficult and it remains uncertain as to when a return to market equilibrium will occur. While the elevated inventory levels in the distribution channel appear to have decreased, dealers and distributors in the region remain apprehensive to take on additional supply until a perceived equilibrium in the Saudi Arabian market is reached. We therefore are further reducing our expectations for sales in the Saudi Arabian market in the near term."

Mr. Wong concluded, "Our management team and advisors, along with our board of directors, are aligned on our go forward strategy. We will work to continue our pathway towards enhancing our trait technology capabilities to bring products to market where we can capture an increasing portion of the seed economics; build out our alfalfa, sorghum and sunflower programs with an emphasis on countries in which we believe the regulatory, economic and political environments allow for a more stable market to operate in, such as the United States and Australia; and commercialize our stevia program. We believe these actions will position the company for future success, while minimizing risks to the extent possible. I look forward to the further execution on this strategy in the upcoming quarters."

Third Quarter Fiscal Year 2018 Financial Highlights and Recent Corporate Developments:

  Revenue during the third quarter of fiscal 2018 was $22.9 million compared to $21.0 million in the third quarter of the prior year;
  Gross profit margins improved by 140 basis points to 29.0%, compared to gross profit margins of 27.6% in the third quarter of fiscal 2017 as S&W continues to execute on its gross margin expansion initiatives;
  Adjusted EBITDA (see Table B) increased to $3.1 million for the third quarter of fiscal 2018, compared to $2.7 million in the third quarter of fiscal 2017;
  GAAP net income (see Table A-1) of $1.8 million, or $0.07 per basic and diluted share during the third quarter of fiscal 2018, compared to GAAP net income of $1.3 million, or $0.07 per basic and $0.02 per diluted share, in the third quarter of fiscal 2017;
  Adjusted non-GAAP net income (see Table A-1) of $1.9 million, or $0.08 per basic and diluted share during the third quarter of fiscal 2018, compared to adjusted non-GAAP net income of $830,000, or $0.05 per basic and diluted share, in the third quarter of fiscal 2017; and
  In April 2018, acquired a selection of sorghum germplasm to expand our portfolio of sorghum products to include biofuel types.

Market Outlook:

Based on information currently available to management, S&W expects to report revenue for fiscal 2018 between $65 and $70 million as we are further reducing our expectations for sales into the Saudi Arabian market in the near term. Adjusted EBITDA is expected to be between $2.0 and $3.5 million on improved gross margins offset by decreased sales into Saudi Arabia.

Quarterly Results

For the third quarter of fiscal year 2018 ended March 31, 2018, S&W reported revenue of $22.9 million compared to revenue of $21.0 million in the third quarter of fiscal 2017. The increase was largely attributable to increased shipments to DuPont Pioneer under the Company's distribution agreement, offset by decreases to Saudi Arabia as a result of water regulations in the country.

Gross margins during the third quarter of fiscal 2018 improved 140 basis points to 29.0% compared to gross margins of 27.6% in the third quarter of fiscal 2017. This improvement in gross profit margins was primarily due to product sales mix during the current period where we had a higher concentration of sales, as a percentage of total revenue, to DuPont Pioneer; coupled with reductions of product costs of proprietary seed. This improvement in margin is consistent with management's previously discussed initiatives to drive improvements in gross margins.

Adjusted operating expenses (see Table A-1) during the third quarter of fiscal 2018 were $4.6 million, compared to $4.2 million in the third quarter of fiscal 2017. Included in the third quarter of the prior year was an impairment charge of $319,000 related to the carrying value of certain stand establishment assets which were deemed impaired and uncollectible from a certain sub-lessee. Including this impairment charge, total operating expenses in the third quarter of the prior year were $4.6 million.

GAAP net income for third quarter of fiscal 2018 was $1.8 million, or $0.07 per basic and diluted share, compared to GAAP net income of $1.3 million, or $0.07 per basic and $0.02 per diluted share, in the third quarter of fiscal 2017.

Adjusted non-GAAP net income (see Table A-1) for the third quarter of fiscal 2018, excluding certain items (transaction costs and interest expense - amortization of debt discount), was $1.9 million, or $0.08 per basic and diluted share. Adjusted non-GAAP net income (see Table A-1) for the third quarter of fiscal 2017, excluding various items (impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount), was $830,000, or $0.05 per basic and diluted share.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2018 was $3.1 million, compared to adjusted EBITDA of $2.7 million for the third quarter of fiscal 2017.

Conference Call

S&W Seed Company has scheduled a conference call for today, Wednesday, May 9, 2018, at 11:00 am ET (8:00am PT) to review the results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10120143. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Additionally, the Company has not reconciled its adjusted EBITDA outlook for fiscal 2018 to net income (loss) because it does not provide an outlook for the other line items that are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation of adjusted EBITDA outlook to net income (loss) for fiscal 2018 is not available without unreasonable effort.  For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2 and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Impairment charges. We exclude an impairment charge of $319,000 related to the carrying value of certain stand establishment assets which were deemed impaired and uncollectible from a certain sub-leasee. This amount is a non-recurring charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our Convertible Debentures and warrants issued in December 2014 as well as our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, impairment charges, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, interest expense - amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning the increasing interest in the stevia marketplace for minimally processed stevia-based sweeteners from producers with U.S. based production capabilities, the positioning of our current stevia varieties, including those being developed with our partners, to capitalize on trends in the stevia marketplace, our expectations of demand for our products from the Saudi Arabian market, our emphasis on pricing and production strategies, our plans to execute our go forward strategy and the actions to be taken in furtherance of that strategy, and our expectations of fiscal 2018 revenue and EBITDA . You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that our strategic initiatives may not achieve the expected results, and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2017 and in our other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	March 31,			March 31,
	2018			2017

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$22,949,170	-	$22,949,170	$21,012,243	-	$21,012,243

Cost of revenue	16,303,436	-	16,303,436	15,208,896	-	15,208,896

Gross profit	6,645,734	-	6,645,734	5,803,347	-	5,803,347

Operating expenses
Selling, general and administrative expenses	2,676,166	(23,367)	2,652,799	2,720,131	-	2,720,131
Research and development expenses	1,065,323	-	1,065,323	714,512	-	714,512
Depreciation and amortization	838,585	-	838,585	798,559	-	798,559
Disposal of property, plant and equipment loss	-	-	-	7,766	-	7,766
Impairment charges	-	-	-	319,001	(319,001)	-

Total operating expenses	4,580,074	(23,367)	4,556,707	4,559,969	(319,001)	4,240,968

Income from operations	2,065,660	23,367	2,089,027	1,243,378	319,001	1,562,379

Other expense
Foreign currency (gain) loss	(27,939)	-	(27,939)	2,125	-	2,125
Change in derivative warrant liabilities	-	-	-	(1,009,901)	1,009,901	-
Change in contingent consideration obligation	-	-	-	(86,688)	86,688	-
Loss on equity method investment	-	-	-	95,591	(95,591)	-
Interest expense - amortization of debt discount	51,185	(51,185)	-	150,875	(150,875)	-
Interest expense	512,892	-	512,892	300,627	-	300,627

Income before income taxes	1,529,522	74,552	1,604,074	1,790,749	(531,122)	1,259,627
Provision for income taxes	(248,931)	-	(248,931)	463,509	(33,385)	430,124
Net income	$1,778,453	74,552	$1,853,005	$1,327,240	(497,737)	$829,503

Net income per common share:
Basic	$0.07		$0.08	$0.07		$0.05
Diluted	$0.07		$0.08	$0.02		$0.05

Weighted average number of common shares outstanding:
Basic	24,335,821		24,335,821	17,963,598		17,963,598
Diluted	24,353,082		24,353,082	17,979,177		17,979,177

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended,			Nine Months Ended,
	March 31,			March 31,
	2018			2017

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$54,193,682	-	$54,193,682	$57,487,560	-	$57,487,560

Cost of revenue	40,540,193	-	40,540,193	44,520,476	-	44,520,476

Gross profit	13,653,489	-	13,653,489	12,967,084	-	12,967,084

Operating expenses
Selling, general and administrative expenses	8,037,202	(58,314)	7,978,888	7,767,530	-	7,767,530
Research and development expenses	2,662,404	-	2,662,404	2,204,625	-	2,204,625
Depreciation and amortization	2,597,818	-	2,597,818	2,475,710	-	2,475,710
Disposal of property, plant and equipment (gain) loss	(81,776)	-	(81,776)	7,630	-	7,630
Impairment charges	-	-	-	319,001	(319,001)	-

Total operating expenses	13,215,648	(58,314)	13,157,334	12,774,496	(319,001)	12,455,495

Income from from operations	437,841	58,314	496,155	192,588	319,001	511,589

Other expense
Foreign currency (gain) loss	(5,908)	-	(5,908)	(4,358)	-	(4,358)
Change in derivative warrant liabilities	(431,300)	431,300	-	(841,400)	841,400	-
Change in contingent consideration obligation	-	-	-	77,675	(77,675)	-
Loss on equity method investment	-	-	-	144,841	(144,841)	-
Interest expense - amortization of debt discount	118,284	(118,284)	-	1,131,994	(1,131,994)	-
Interest expense	1,244,515	-	1,244,515	948,211	-	948,211

Loss before income taxes	(487,750)	(254,702)	(742,452)	(1,264,375)	832,111	(432,264)
Provision (benefit) for income taxes	(48,808)	-	(48,808)	(533,414)	382,035	(151,379)
Net loss	$(438,942)	(254,702)	$(693,644)	$(730,961)	450,076	$(280,885)

Net loss per common share:
Basic	$(0.02)		$(0.03)	$(0.04)		$(0.02)
Diluted	$(0.02)		$(0.03)	$(0.09)		$(0.02)

Weighted average number of common shares outstanding:
Basic	21,861,038		21,861,038	17,630,906		17,630,906
Diluted	21,861,038		21,861,038	17,718,243		17,718,243

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Net income (loss)	$1,778,453	$1,327,240	$(438,942)	$(730,961)

Non-recurring transaction costs	23,367	-	58,314	-

Non-cash stock based compensation	149,198	306,800	600,231	885,456

Depreciation and amortization	838,585	798,559	2,597,818	2,475,710

Impairment charges	-	319,001	-	319,001

Foreign currency (gain) loss	(27,939)	2,125	(5,908)	(4,358)

Change in derivative warrant liabilities	-	(1,009,901)	(431,300)	(841,400)

Change in contingent consideration liabilities	-	(86,688)	-	77,675

Loss on equity method investment	-	95,591	-	144,841

Interest expense - amortization of debt discount	51,185	150,875	118,284	1,131,994

Interest expense	512,892	300,627	1,244,515	948,211

Provision (benefit) for income taxes	(248,931)	463,509	(48,808)	(533,414)

Non-GAAP Adjusted EBITDA	$3,076,810	$2,667,738	$3,694,204	$3,872,755

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	June 30,
	2018	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,988,392	$745,001
Accounts receivable, net	14,589,886	23,239,325
Inventories, net	63,654,908	31,489,945
Prepaid expenses and other current assets	1,511,024	1,249,921
TOTAL CURRENT ASSETS	82,744,210	56,724,192

Property, plant and equipment, net	13,496,922	13,581,576
Intangibles, net	33,311,053	34,939,079
Goodwill	10,292,265	10,292,265
Other assets	1,303,489	1,563,176
TOTAL ASSETS	$141,147,939	$117,100,288

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$12,384,239	$7,157,745
Accounts payable - related parties	120,081	331,694
Deferred revenue	107,897	880,326
Accrued expenses and other current liabilities	3,146,874	2,733,718
Lines of credit, net	25,128,689	27,399,784
Current portion of contingent consideration obligation	-	2,500,000
Current portion of long-term debt, net	509,297	10,309,664
TOTAL CURRENT LIABILITIES	41,397,077	51,312,931

Long-term debt, net, less current portion	13,038,521	1,096,155
Derivative warrant liabilities	-	2,836,600
Other non-current liabilities	553,498	632,947

TOTAL LIABILITIES	54,989,096	55,878,633

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
24,362,579 issued and 24,337,579 outstanding at March 31, 2018;
18,004,681 issued and 17,979,681 outstanding at June 30, 2017;	24,362	18,004
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	108,663,983	83,312,518
Accumulated deficit	(16,875,228)	(16,436,286)
Accumulated other comprehensive loss	(5,520,078)	(5,538,385)
TOTAL STOCKHOLDERS' EQUITY	86,158,843	61,221,655
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$141,147,939	$117,100,288

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(438,942)	$(730,961)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	600,231	885,456
Bad debt expense	20,547	99,640
Depreciation and amortization	2,597,818	2,475,710
(Gain) loss on disposal of property, plant and equipment	(81,776)	7,630
Impairment charges	-	319,001
Change in deferred tax asset	-	(448,447)
Change in foreign exchange contracts	192,360	50,522
Change in derivative warrant liabilities	(431,300)	(841,400)
Change in contingent consideration obligation	-	77,675
Amortization of debt discount	118,284	1,131,994
Loss on equity method investment	-	144,841
Changes in:
Accounts receivable	8,663,419	4,481,129
Inventories	(32,191,993)	(15,972,829)
Prepaid expenses and other current assets	(461,883)	(245,248)
Other non-current asset	259,683	-
Accounts payable	5,236,255	(7,323,842)
Accounts payable - related parties	(216,449)	(318,428)
Deferred revenue	(561,615)	60,298
Accrued expenses and other current liabilities	396,478	(770,337)
Other non-current liabilities	(79,096)	(67,915)
Net cash used in operating activities	(16,377,979)	(16,985,511)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,062,406)	(1,624,493)
Proceeds from disposal of property, plant and equipment	46,218	6,000
Additions to internal use software	-	(118,121)
Net cash used in investing activities	(1,016,188)	(1,736,614)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	22,459,339	-
Net proceeds from exercise of common stock options	-	602,083
Taxes paid related to net share settlements of stock-based compensation awards	(107,047)	(107,495)
Borrowings and repayments on lines of credit, net	(2,371,486)	19,325,988
Repayment of contingent consideration obligation	(2,500,000)	-
Borrowings of long-term debt	12,836,896	89,717
Debt issuance costs	(257,964)	-
Repayments of long-term debt	(10,470,302)	(209,454)
Repayments of convertible debt	-	(4,721,551)
Net cash provided by financing activities	19,589,436	14,979,288

EFFECT OF EXCHANGE RATE CHANGES ON CASH	48,122	158,996

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,243,391	(3,583,841)

CASH AND CASH EQUIVALENTS, beginning of the period	745,001	6,904,500

CASH AND CASH EQUIVALENTS, end of period	$2,988,392	$3,320,659